UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) June 12, 2012

Charles & Colvard, Ltd.
(Exact name of registrant as specified in its charter)

North Carolina	000-23329	56-1928817
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Perimeter Park Drive, Suite A
Morrisville, North Carolina	27560
(Address of principal executive offices)	(Zip Code)

(919) 468-0399
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 12, 2012, the Board of Directors (the “Board”) of Charles & Colvard, Ltd. (the “Company”) appointed Anne B. Butler to serve as director of the Company. Ms. Butler was also appointed to serve as a member of the Strategy Committee of the Board.

Since January 2012, Ms. Butler, age 63, has served as CEO of Butler Advisors while also serving as Senior Advisor to the Chairman of Blyth, Inc. ("Blyth").  From May 2007 to January 2012, she served as President of PartyLite, a home fragrances and accents direct selling business. She also served on the Board of ViSalus Sciences, the weight loss and fitness direct sales subsidiary of Blyth.  Ms. Butler currently serves on the Board of the Direct Selling Education Foundation, and this month concluded two years of service as Vice Chairman of the Direct Selling Association.

Ms. Butler was granted an award of 13,404 shares of restricted stock of the Company on June 12, 2012 pursuant to the Company’s Board of Directors Compensation Program. The Board of Directors Compensation Program is described under the heading “2011 Director Compensation” in the Company’s definitive proxy statement for the Company’s 2012 Annual Meeting of Shareholders, which was filed with the Securities and Exchange Commission on April 26, 2012.

A copy of the press release announcing Ms. Butler’s appointment to the Board is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description of Document
99.1	Press Release dated June 13, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Charles & Colvard, Ltd.

June 13, 2012	By:	/s/ Randy N. McCullough
Randy N. McCullough
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description of Document
99.1	Press Release dated June 13, 2012